Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

AstraZeneca PLC

We consent to the incorporation by reference in the registration statements (No. 33-83774, No. 333-145848, No. 333-114165, No. 333-171306 and No. 333-192551) on Form F-3 and registration statements (No. 333-09060, No. 333-09062, No. 33-65362, No. 33-65366, No. 333-12310, No. 333-12426, No. 333-12428, No. 333-13328, No. 333-13918, No. 333-124689, No. 333-152767 and No. 333-170381) on Form S-8 of AstraZeneca PLC of our reports dated 6 February 2014, with respect to the consolidated statements of financial position of AstraZeneca PLC and subsidiaries as of December 31, 2013, 2012 and 2011, and the related consolidated statements of comprehensive income, changes in equity and cash flows for the years then ended, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the 2013 Annual Report on Form 20-F of AstraZeneca PLC.

/s/ KPMG Audit Plc

KPMG Audit Plc

London
United Kingdom
20 March 2014